UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2005

MAN SANG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-20877 (Commission File Number)	87-0539570 (IRS Employer Identification No.)

21st Floor, Railway Plaza, 39 Chatham Road South,
Tsimshatsui, Kowloon,
Hong Kong SAR
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 2317 5300

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d) Appointment of Independent Director and Audit Committee Member

On April 18, 2005, Mr. WONG Henry Gee Hang was appointed as an independent non-executive director and will serve on the Company’s audit committee.

Mr. Wong has not had any related transactions or proposed transactions with the Company since the beginning of the Company’s last fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2005	MAN SANG HOLDINGS, INC. /s/ CHENG Tai Po CHENG Tai Po Vice Chairman of the Board